UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 30, 2005

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA 30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Material Definitive Agreements.

AtheroGenics, Inc. (the “Company”) entered into an Employment Agreement, effective June 30, 2005 with Joseph M. Gaynor, Jr., Vice President and General Counsel.

The agreement is effective for an initial term of one year, with automatic extensions for successive one-year terms. The agreement provides for an annual base salary of $250,000.00. The annual salary may be increased from time to time at the Company's discretion. In addition, Mr. Gaynor is entitled to cash incentive compensation awards each year, subject to achievement of Company and personal performance goals. For 2005, the target incentive compensation is 25% of base salary for Mr. Gaynor. Mr. Gaynor is also entitled to receive stock awards and options as determined by the Company's Board of Directors, and to receive employee benefits and perquisites as provided to all the Company's executive management personnel.

Upon termination of Mr. Gaynor's employment by the Company other than due to death, disability, mandatory retirement or cause (as defined in the agreement), the agreement provides for severance benefits to be paid to Mr. Gaynor including: (i) one year's base salary, (ii) up to 100% of the target annual incentive, and (iii) up to six months' acceleration of stock option vesting. The amount of each item listed above is based on Mr. Gaynor’s level and term of employment. Mr. Gaynor must sign a general release of claims in favor of the Company in order to receive the salary and annual incentive severance payment.

Upon a change of control (as defined in the agreement), the agreement provides that 18 months of vesting for unvested stock options will be accelerated. If within 24 months of a change of control of the Company there is a termination of employment that would entitle Mr. Gaynor to severance as described above, this entitles Mr. Gaynor to the following benefits (in lieu of the above): (i) a salary severance payment of two times annual base salary, (ii) 100% of target annual incentive for the year of termination, and (iii) immediate vesting for all unvested stock options.

Under the agreement, Mr. Gaynor agrees not to compete with the Company, to provide a one-year non-solicitation obligation, and to maintain the confidentiality of company information.

Item 9.01 Financial Statements and Exhibits.

The following exhibits are attached to this current report on Form 8-K.

Exhibit No.		Description

10.1	-	Employment Agreement effective June 30, 2005 between AtheroGenics, Inc. and Joseph M. Gaynor, Jr.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: July 7, 2005	/s/MARK P. COLONNESE
Mark P. Colonnese
Senior Vice President of Finance and
Administration and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.		Description

10.1	-	Employment Agreement effective June 30, 2005 between AtheroGenics, Inc. and Joseph M. Gaynor, Jr.